Exhibit 99.1

FOR IMMEDIATE RELEASE

IntriCon Appoints New Independent Director

Experienced M&A Executive Philip Smith Joined April 5th

ARDEN HILLS, Minn. – April 6, 2016 – IntriCon Corporation (NASDAQ:IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature body-worn devices, today announced that it has appointed a new independent director, Philip (Phil) Smith, 48, to its board of directors, effective April 5th. The board now has six members, five of whom are independent under applicable SEC and Nasdaq guidelines. Smith will be a member of the audit, compensation, and nominating and corporate governance committees of IntriCon’s board.

Smith currently serves as a managing director at the investment banking firm, Greene Holcomb Fisher, where he focuses on the healthcare industry. During his prior investment banking experience at Piper Jaffray, he was heavily involved in M&A and public equity transactions with industry-leading medical technology and health services organizations. He brings more than 20 years of experience in healthcare, including roles in finance and executive management.

“Phil’s years of diverse experience in the medical device and healthcare industries —particularly his involvement in cultivating disruptive channels—will be extremely valuable to IntriCon as we advance our value hearing health focus, and we’re pleased to welcome him to the board,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Coming from the investment banking world as well as the leadership side of healthcare, Phil has a unique and valuable perspective on our company, and both the board and management team look forward to working with him.”

Prior to joining Greene Holcomb Fisher in 2011, Smith was President and Chief Executive Officer of Angeion Corporation, now MGC Diagnostics, a global medical technology company. Earlier experience includes being CEO of DGIMED Ortho, Executive Vice President of Business Development at Vital Images, and a healthcare investment banker at Piper Jaffray. He currently serves on the board of VIDA Diagnostics, a precision pulmonary imaging company, and has previously held board positions with Delta Dental of Minnesota and Angeion Corporation.

Smith received his master’s in business administration from the Wharton School of the University of Pennsylvania and his undergraduate degree in electrical engineering from the University of Florida. He is a current member of the board of trustees of The Minneapolis Foundation.

About IntriCon Corporation
Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn devices. These advanced products help medical, healthcare and professional communications companies meet the rising demand for smaller, more intelligent and better connected devices. IntriCon has facilities in the United States, Asia, United Kingdom and Europe. The company’s common stock trades under the symbol “IIN” on the NASDAQ Global Market. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements
Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2015. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts
At IntriCon:	At PadillaCRT:
Scott Longval, CFO	Matt Sullivan
651-604-9526	612-455-1709
slongval@intricon.com	matt.sullivan@padillacrt.com

# # #